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                       Securities and Exchange Commission

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 17, 1998

                            CALENERGY COMPANY, INC.
             (Exact name of registrant as specified in its charter)

   Delaware                        1-9874                    94-2213782
(State or other                 (Commission                (IRS Employer
jurisdiction of                 File Number)             Identification No.)
 incorporation)

            302 South 36th Street, Suite 400, Omaha, Nebraska 68131
               (Address of principal executive offices)(Zip Code)

       Registrant's Telephone Number, including area code: (402) 341-4500

                                      N/A
         (Former name or former address, if changed since last report)

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Item 5. Other Events

On September 17, 1998 the Registrant announced the pricing of its offering of $1.4 billion aggregate principal amount of its Senior Notes and Senior Bonds consisting of $215 million aggregate principal amount of 6.96% Senior Notes due 2003, $260 million aggregate principal amount of 7.23% Senior Notes due 2005, $450 million aggregate principal amount of 7.52% Senior Notes due 2008, and $475 million aggregate principal amount of 8.48% Senior Bonds due 2028. A press release with respect to the pricing of such offering was filed as an exhibit to a Current Report on Form 8-K on September 18, 1998. Pursuant to such offering, on September 17, 1998, the Registrant entered into an Underwriting Agreement (as referred to below), a copy of which is attached hereto as Exhibit 1.1. On September 22, 1998, the Registrant expects to enter into a Second Supplemental Indenture (as referred to below), the form of which is attached hereto as
Exhibit 4.1.

Item 7.  Financial Statements and Exhibits.

 (c)  Exhibits:

     The following exhibits are filed as part of this report

         1.1 Underwriting Agreement, dated September 17, 1998, among the Company and Credit Suisse First Boston Corporation,
                  Lehman Brothers Inc. and Goldman, Sachs & Co., as underwriters.

         4.1 Form of Second Supplemental Indenture, dated as of September 22, 1998, among the Company and IBJ Schroder Bank & Trust Company, as Trustee.



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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               CALENERGY COMPANY, INC.

                                               By: /s/ Steven A. McArthur
                                                  ---------------------------
                                                  Steven A. McArthur
                                                  Executive Vice President,
                                                  Secretary and General Counsel

Dated: September 21, 1998

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                                 Exhibit Index


Exhibit No.       Description
-----------       -----------
   1.1            Underwriting Agreement, dated September 17, 1998, among the
                  Company and Credit Suisse First Boston Corporation,
                  Lehman Brothers Inc. and Goldman, Sachs & Co., as underwriters.

   4.1 Form of Second Supplemental Indenture, dated as of September 22, 1998, among the Company and IBJ Schroder Bank & Trust Company, as Trustee.